AMENDED AND RESTATED BYLAWS
OF
REGAL BELOIT CORPORATION
(a Wisconsin corporation)
(as of March 11, 2019)
ARTICLE I. OFFICES
1.01    Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
1.02    Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical to the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.
ARTICLE II. SHAREHOLDERS
2.01    Annual Meeting. The annual meeting of the shareholders of the corporation (the “Annual Meeting”) shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the Annual Meeting in accordance with Section 2.13 of these bylaws. If the election of directors shall not be held on the day fixed as herein provided for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders (a “Special Meeting”) as soon thereafter as the Board deems appropriate. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.
2.02    Special Meetings.
(a)    A Special Meeting may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) the Board of Directors and shall be called by the Chairman of the Board or the Chief Executive Officer upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issues proposed to be considered at the Special Meeting.
(b)    In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the

Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in paragraph (a)(ii) of Section 2.13 of these bylaws.
(c)    In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.
(d)    The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)    “Affiliate” of any Person shall mean any Person controlling, controlled by or under common control with such first Person.
(ii)    “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(iii)    “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.
(iv)    “Proxy” shall have the meaning assigned to such term in Rule 14a-1(f) promulgated under the Exchange Act.
(v)    “Solicitation” shall have the meaning assigned to such term in Rule 14a-1(l) promulgated under the Exchange Act.
(vi)    “Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:
(A)    if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is 10 or fewer, each shareholder signing any such demand;
(B)    if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is more than 10, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this Section 2.02, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or
(C)    any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.
(e)    Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the Chief Executive Officer or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board or the Chief Executive Officer upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05 of these bylaws); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the Chief Executive Officer or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.
(f)    The corporation may engage nationally or regionally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).
(g)    For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.
2.03    Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting, or for any postponement thereof. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.
2.04    Notice of Meeting. Written notice stating the place, day and hour of any Annual Meeting or Special Meeting shall be delivered not less than 10 (unless a longer period is required by the Wisconsin Business Corporation Law) nor more than 70 days before the date of such meeting, either personally or by mail, by or at the direction of the Secretary, to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by the Wisconsin

Business Corporation Law. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date. If mailed, notice pursuant to this Section 2.04 shall be deemed to be effective when deposited in the United States mail, addressed to each shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. Unless otherwise required by the Wisconsin Business Corporation Law, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.02 of these bylaws and (ii) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.13(b) of these bylaws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.
2.05    Fixing of Record Date.
(a)    The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
(b)    The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose. Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.
(c)    In order that the corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the shareholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall comply with each of the following:
(i)    Such written request shall be signed by one or more shareholders of record and by the beneficial owners or owners, if any, on whose behalf the shareholder or shareholders are acting, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation’s books, of each such shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting; (B) the class and number of shares of the corporation which are owned of record and/or beneficially by each such shareholder and any such beneficial owner; (C) a representation that each such shareholder is a holder of record of shares of the corporation entitled to vote at a meeting of shareholders; (D) the manner in which each such shareholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the shareholders express consent to corporate action in writing without a meeting; (E) in the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such shareholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all arrangements or understandings between each such shareholder and any such beneficial owner and each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such shareholder and any such beneficial owner are seeking to elect or re-elect such person as a director, (3) such other information regarding each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had such person been nominated by the Board of Directors and (4) the written consent of each such person to serve as a director of the corporation if so elected; (F) in the case of any such shareholder and any such beneficial owner seeking to remove a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such shareholder and any such beneficial owner are seeking to remove and (2) the reasons of each such shareholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (G) in the case of any such shareholder and any such beneficial owner seeking to authorize or take any other corporate action by the shareholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these bylaws, the language of the proposed amendment, (2) the reasons of each such shareholder and any such beneficial owner for authorizing or taking such corporate action and (3) any material interest in such corporate action of each such shareholder and any such beneficial owner.
(ii)    Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder (as defined below) pursuant to which each Consent Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs relating to such Consent Soliciting Shareholder seeking to have the shareholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if the Consent Soliciting Shareholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Section 7.02(a)) to express the corporate action referred to therein in accordance with these Bylaws, then the Consent Soliciting Shareholders shall not be required to pay such costs. For purposes of these Bylaws, “Consent Soliciting Shareholder” shall mean each of the following Persons:
(A)    if the number of shareholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or
(B)    if the number of shareholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Section 2.05(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the corporation).
A “Consent Soliciting Shareholder” shall also mean each Affiliate of a Consent Soliciting Shareholder described in clause (A) or (B) above who is a member of such Consent Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Section

2.05(c)(i) and/or the written agreements described in this Section 2.05(c)(ii) and Section 2.05(c)(iii) to prevent the purposes of this Section 2.05(c) and Section 7.02 from being evaded.
(iii)    Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder pursuant to which each Consent Soliciting Shareholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Section 7.02(c) within two (2) Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Shareholder or such Consent Soliciting Shareholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Shareholder seeking to have the shareholders express written consent to corporate action without a meeting.
2.06    Shareholder Lists. After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two Business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.06. The corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.
2.07    Quorum and Voting Requirements; Postponements; Adjournments.
(a)    Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.07. Except as otherwise provided in the Articles of Incorporation, any bylaw adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, any bylaw adopted under authority granted in the Articles of Incorporation, or the Wisconsin Business Corporation Law requires a greater number of affirmative votes.

(b)    The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
2.08    Conduct of Meetings. The Chairman of the Board and, in his or her absence, the Chief Executive Officer shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting. In the absence of the Chairman of the Board and the Chief Executive Officer, such duties shall be performed by the President. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, such duties shall be performed by a Vice President in the order provided under Section 4.08, or in their absence, by any person chosen by the shareholders present. The Secretary of the corporation shall act as secretary of all Annual Meetings and Special Meetings, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.
2.09    Proxies. At any Annual Meeting or Special Meeting, a shareholder entitled to vote may vote in person or by proxy. A shareholder entitled to vote at any Annual Meeting or Special Meeting, or to express consent or dissent in writing to any corporate action without a meeting, may authorize another person to act for the shareholder by appointing the person as a proxy. The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:
(a)    Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.
(b)    Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.
2.10    Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law.
2.11    Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:
(a)    The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.
(b)    The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.
(c)    The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.
(d)    The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.
(e)    Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.
The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
2.12    Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.13    Notice of Shareholder Business and Nomination of Directors.
(a)    Annual Meetings.
(i)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the Corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 2.13, (2) is entitled to vote with respect to such nomination or other business at the meeting under the Articles of Incorporation and (3) complies with the notice procedures set forth in this Section 2.13 or (D) with respect to nominations, by any shareholder of the corporation who is eligible under, and complies with the notice procedures set forth in, Section 2.14.
(ii)    For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to the foregoing Section 2.13(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal offices of the corporation not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called more than 30 days before or more than 30 days after the first anniversary of the immediately preceding Annual Meeting, then notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or

(B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment or postponement of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (I) the name and address of such shareholder (as they appear on the corporation’s books) and any such beneficial owner; (II) (1) the class or series and number of shares of the corporation that are owned of record and/or beneficially by such shareholder and any such beneficial owner; (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (III) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote under the Articles of Incorporation at such meeting with respect to such nomination or other business and intends to appear in person or by proxy at the meeting to make such nomination or introduce such other business; (IV) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 15 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (3) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (4) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; (VI) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such shareholder and any such beneficial owner for asserting that such directors should be removed; and (VII) in the case of any other business that such shareholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these bylaws, the language of the proposed amendment, (2) the reasons of such shareholder and any such beneficial owner for conducting such business at the meeting and (3) a description of all agreements, arrangements and understandings between such shareholder and any beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder . The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(iii)    Notwithstanding anything in the second sentence of the foregoing Section 2.13(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, then a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
(b)    Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to the foregoing Section 4. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote with respect to such nominations at the meeting under the Articles of Incorporation and (C) complies with the notice procedures set forth in this Section 2.13. Any shareholder permitted to nominate persons for election to the Board of Directors pursuant to clause (ii) of the preceding sentence who desires to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice complying with the requirements as to proper form set forth in paragraph (a)(ii) of this Section 2.13 to be received by the Secretary at the principal offices of the corporation not earlier than 90 days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a shareholder notice as described above.
(c)    General.
(i)    Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 or Section 2.14 shall be eligible to be elected as directors at an Annual Meeting or Special Meeting. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 or Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.13 or Section 2.14, as the case may be,, to declare that such defective proposal shall be disregarded.
(ii)    For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to limit the requirements applicable to nominations or shareholder action pursuant to paragraph (a)(ii) or (b) of this Section 2.13. Nothing in this Section 2.13 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.
2.14    Shareholder Nominations Included in the Corporation’s Proxy Materials:
(a)    Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any Annual Meeting:
(i)    the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the corporation’s form of proxy and ballot for the relevant Annual Meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.14 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);
(ii)    disclosure about the Nominee and the Nominating Shareholder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and
(iii)    any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.14(e)(ii)), if such statement does not exceed 500 words.
Promptly after the corporation has determined that it shall include a Nominee in its proxy statement and proxy card for an Annual Meeting, the corporation shall notify the Nominating Shareholder that nominated the Nominee of such determination.
Notwithstanding anything herein to the contrary, the corporation may solicit shareholders against any Nominee and include in its proxy statement for any Annual Meeting any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.14.
(b)    Maximum Number of Nominees.

(i)    The corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 2.14(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular Annual Meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that Annual Meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the corporation that the Nominees will be included in the corporation’s proxy statement and proxy card for the Annual Meeting, (B) Nominees nominated by a Nominating Shareholder for such Annual Meeting pursuant to this Section 2.14 that the Board of Directors itself decides to nominate for election at such Annual Meeting, (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Shareholder with respect to any of the preceding two Annual Meetings (including any Nominee who had been counted at any such Annual Meeting pursuant to the immediately preceding clause (B)) and (1) if Article V of the corporation’s Articles of Incorporation provides for a classified Board of Directors, whose term as a director extends past such Annual Meeting or (2) if Article V of the corporation’s Articles of Incorporation provides for annual elections of the entire Board of Directors, whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors and (D) any director candidate for whom the Corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating such person for election to the Board of Directors pursuant to Section 2.13(a)(i)(C), other than any such director referred to in this clause (D) who at the time of such Annual Meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Maximum Number after such reduction with respect to this clause (D) equals one. If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)    Any Nominating Holder submitting more than one Nominee pursuant to this Section 2.14 for an Annual Meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the corporation’s proxy statement for such Annual Meeting if the number of Nominees pursuant to this Section 2.14 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 2.14 for any Annual Meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 2.14 from each Nominating Holder will be selected for inclusion in the corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice.
(iii)    If, after the Final Nomination Date, (A) the corporation is notified, or the Board of Directors or its designee, acting in good faith, determines, that (1) a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 2.14(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 2.14, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the Annual Meeting to present any nomination submitted pursuant to this Section 2.14, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the corporation’s proxy statement pursuant to this Section 2.14 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation or is unwilling or unable to serve as a director of the corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the corporation’s definitive proxy statement for such Annual Meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), any other Nominee that the corporation had determined not to include in its proxy statement and proxy card for such Annual Meeting and any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.
(c)    Eligibility of Nominating Shareholder.
(i)    An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the corporation’s common stock used to satisfy the eligibility requirements in this Section 2.14(c) continuously for the three-year period specified in Section 2.14(c)(ii) or (B) provides to the Secretary of the corporation, within the time period referred to in Section 2.14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(ii)    An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the Annual Meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 2.14 by any member of a group shall be deemed a breach by the Nominating Shareholder. If any shareholder withdraws from a group of Eligible Holders at any time prior to the Annual Meeting, then the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the corporation’s common stock, then the nomination shall be disregarded as provided in Section 2.14(b)(iii).
(iii)    The “Minimum Number” of shares of the corporation’s common stock means 3% of the number of outstanding shares of the corporation’s common stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(iv)    For purposes of this Section 2.14, an Eligible Holder “owns” only those outstanding shares of common stock of the corporation as to which the Eligible Holder possesses both:
(A)    the full voting and investment rights pertaining to such shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such

Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five Business Days’ notice, recalls such loaned shares upon being notified by the corporation that any of the Eligible Holder’s Nominees will be included in the corporation’s proxy statement and proxy card for the Annual Meeting (subject to the provisions of this Section 2.14) and holds such shares through the date of the Annual Meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v)    No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the corporation disclosed as owned in the Nomination Notice.
(d)    Nomination Notice. To nominate a Nominee for purposes of this Section 2.14, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the principal offices of the corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting; provided, however, that if the date for which the Annual Meeting is called is more than 30 days before or more than 30 days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of such Annual Meeting is first made. In no event shall any adjournment or postponement of any Annual Meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Shareholder’s notice to the Secretary for purposes of this Section 2.14 shall include all of the following information and documents (collectively, the “Nomination Notice”):
(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;
(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):
(A)    the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section 2.13(a);
(B)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)    a representation and warranty that the shares of common stock of the corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the corporation and are not being held with the purpose or effect of changing control of the corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 2.14;
(D)    a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 2.14(c) and has provided evidence of ownership to the extent required by Section 2.14(c)(i);
(E)    a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 2.14(c) through the date of the Annual Meeting;
(F)    a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Nominees it is nominating pursuant to this Section 2.14;
(G)    a representation and warranty as to the Nominating Shareholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the corporation for at least one year following the Annual Meeting;
(H)    a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-(l)(2)(iv)) (or any successor rules), with respect to the Annual Meeting, other than with respect to its Nominees or any nominees of the Board of Directors;
(I)    a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the Annual Meeting;
(J)    a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;
(K)    a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) does not exceed the retirement age set forth in Section 3.04, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(L)    details of any position of the Nominee as an employee, consultant, agent, officer or director of any Competitor within the three years preceding the submission of the Nomination Notice;
(1)    “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in the sale or marketing of any Competing Product or Service.
(2)    “Competing Product or Service” means any product or service that is sold in competition with, or is being developed and that will compete with, a product or service developed, manufactured, or sold by the corporation.
(M)    if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 thereunder; and
(N)    in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file any written solicitation or other written communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C)    to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its affiliates and associates or their respective agents and representatives with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the corporation in connection with the inclusion of such Nominees in the corporation’s proxy statement;

(D)    to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 2.14 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.14;
(E)    in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.14(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the corporation of the failure to continue to satisfy the eligibility requirements described in Section 2.14(c), as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Nominee from its proxy materials as provided in this Section 2.14; and
(F)    at the request of the corporation, promptly, but in any event within five (5) Business Days after such request, to provide to the corporation such additional information as reasonably requested by the corporation.
(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:
(A)    that the Nominee will provide such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as a director of the corporation and will make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the corporation’s director questionnaire;

(B)    that the Nominee has read and agrees, if elected as a director of the corporation, to adhere to the corporation’s corporate governance guidelines and codes of ethics and any other corporation policies and guidelines applicable to directors;
(C)    that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the corporation that has not been disclosed to the corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law; and
(D)    in the event that any information or communication provided by the Nominee to the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading (and in any event within 48 hours of discovering such misstatement, omission or failure), that the Nominee will notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, as the case may be, it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Nominee from its proxy materials as provided in this Section 2.14.
The information and documents required by this Section 2.14(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.
(e)    Exceptions
(i)    Notwithstanding anything to the contrary contained in this Section 2.14, the corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:
(A)    the corporation receives a notice pursuant to Section 2.13(a) that a shareholder intends to nominate a person for election to the Board of Directors at the Annual Meeting;
(B)    the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these bylaws, the corporation’s articles of incorporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s securities are traded;
(C)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.14 at one of the corporation’s two preceding Annual Meetings and either (i) withdrew or became ineligible or unavailable for election at any such Annual Meeting or (ii) received a vote of less than 25% of the shares of common stock of the corporation entitled to vote for such Nominee; or
(D)    the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.
(ii)    Notwithstanding anything to the contrary contained in this Section 2.14, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:
(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)    such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(C)    the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

ARTICLE III. BOARD OF DIRECTORS
3.01    General Powers and Number; Tenure. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. Each director shall hold office until the next Annual Meeting in the year in which such director’s term expires and until his or her successor shall have been duly elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior retirement, death, resignation or removal.  Notwithstanding the foregoing, a director who is also an employee of the corporation shall cease to be a director on the date such employee’s employment by the corporation is terminated for any reason without further action by the corporation.
3.02    Chairman of the Board. The Board of Directors shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of shareholders. The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.
3.03    Resignation and Removal. A director may resign at any time by delivering written notice that complies with the Wisconsin Business Corporation Law to the Chairman of the Board or to the corporation. Unless otherwise provided in these bylaws, a director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin. Pursuant to Article V(b) of the Articles of Incorporation, any director may be removed from office by the corporation’s shareholders, but only for cause and only by the affirmative vote of a majority of the votes then entitled to be cast in an election of directors. In determining whether a director may be removed by the Company’s shareholders, “cause” shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged liable for actions or omissions in the performance of his or her duty to the corporation in a matter which has had a materially adverse effect on the business of the corporation.
3.04    Eligibility. A person shall not be eligible for nomination to serve as a director of the corporation beginning with the Annual Meeting immediately following such director’s seventy-second (72nd) birthday.
3.05    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the Annual Meeting, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.
3.06    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any three directors. The

Chairman of the Board or the Chief Executive Officer may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.
3.07    Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.05) shall be given by written notice delivered or communicated in person, by telegram, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior to the time of the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, facsimile or other form of wire or wireless communication, such notice shall be deemed to be effective when transmitted for delivery. If notice is given by private carrier, such notice shall be deemed to be effective when the notice is delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
3.08    Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these bylaws, a majority of the number of directors set forth in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.
3.09    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these bylaws.
3.10    Conduct of Meetings. The Chairman of the Board and, in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

3.11    Vacancies. Any vacancy occurring in the Board of shall be filled in accordance with Article V(c) of the Articles of Incorporation. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
3.12    Compensation. The Board of Directors by affirmative vote of a majority of the directors then in office, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors shall also have authority to provide for, or to delegate authority to, an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments to directors, officers and employees of the corporation.
3.13    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
3.14    Committees. The Board of Directors may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have at least one member who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except as otherwise limited by the Wisconsin Business Corporation Law. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.
3.15    Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committee thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously communicate with each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.
ARTICLE IV. OFFICERS
4.01    Number. The principal officers of the corporation shall be established by the Board of Directors and may include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.
4.02    Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the Annual Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until such officer’s successor shall have been duly elected or until his or her prior death, resignation or removal, or a different person is appointed to such office.
4.03    Removal and Resignation. The Board of Directors may remove any officer with or without cause and notwithstanding the contract rights, if any, of the officer removed. Election or appointment shall not of itself create contract rights. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.
4.04    Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.03 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.
4.05    Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.
4.06    President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
4.07    Chief Financial Officer. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors. The Chief Financial Officer shall have the same authority as a Vice President of the corporation under these bylaws to execute documents, contracts or the like on behalf of the corporation or to otherwise bind the corporation.
4.08    The Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, Chief Executive Officer or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

4.09    The Secretary. The Secretary shall: (a) keep the minutes of all Annual Meetings and Special Meetings and of all meetings of the Board of Directors in one or more books provided for that purpose (including records of actions taken without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.
4.10    The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
4.11    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign, with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer or the Board of Directors.
4.12    Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or the appointing officer shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.
4.13    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.
ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS
5.01    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
5.02    Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
5.03    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
5.04    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.
5.05    Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer if he or she be present, or in his or her absence by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chief Executive Officer, or in his absence of the President, or in his absence of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.
5.06    No Nominee Procedures. The corporation has not established, and nothing in these bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation’s shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
6.01    Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.
6.02    Facsimile Signatures and Seal. The seal of the corporation (if any) on any certificates for shares may be a facsimile. The signatures of the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.
6.03    Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.
6.04    Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

6.05    Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.
6.06    Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.
6.07    Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. In the absence of a resolution adopted by the Board of Directors expressly determining that the consideration received or to be received is adequate, Board approval of the issuance of the shares shall be deemed to constitute such a determination. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.
6.08    Stock Regulation. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.
ARTICLE VII. ACTION WITHOUT MEETINGS
7.01    Director Action without Meeting. Any action required or permitted by the Articles of Incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law to be taken by the Board of Directors (or a committee thereof) at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by such number of members of the Board or of the committee, as the case may be, as is required by the Wisconsin Business Corporation Law or by the Articles of Incorporation or these bylaws to take such action. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

7.02    Shareholder Action without Meeting.
(a)    To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date received by the corporation pursuant to Section 2.05(c)); shall be signed by one or more persons who as of the Consent Record Date are shareholders of record (or their duly authorized proxies); shall bear the date of signature of each such shareholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the corporation’s books, of each shareholder signing such Consent and the class and number of shares of the corporation that are owned of record by each such shareholder; in the case of a Person who is not a shareholder of record, shall be accompanied by a proxy or proxies evidencing each such Person’s appointment as a proxy for the applicable shareholder of record; and shall be sent to the inspectors of elections engaged by the corporation pursuant to Section 7.02(c) in accordance with the provisions of Section 7.02(d). Without limiting the foregoing, no Consent shall be valid unless, within seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c), Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the corporation pursuant to Section 7.02; provided, however, that if the corporation or a Consent Soliciting Shareholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 70th day pursuant to Section 7.02(e), then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the corporation pursuant to this Section 7.02 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to Section 7.02(f) or Section 7.02(g). The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity of Consents and revocations thereof.
(b)    Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to Section 7.02(f) or Section 7.02(g) or (ii) seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Shareholder, (C) to a proxy solicitor or other agent designated by the corporation or any Consent Soliciting Shareholder and/or (D) the inspectors of elections engaged by the corporation pursuant to Section 7.02(c).
(c)    Within three (3) Business Days after a Consent Record Date fixed pursuant to Section 2.05(c), the corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (ii) provide notice to each Consent Soliciting Shareholder of the identity of such inspectors and the manner in which such Consent Soliciting Shareholder may deliver Consents and revocations thereof to such inspectors pursuant to Section 7.02(d). Except as provided in Section 2.05(c)(ii), the cost of retaining inspectors of election shall be borne by the corporation.
(d)    The corporation, the Consent Soliciting Shareholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two (2) Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the corporation or a Consent Soliciting Shareholder, the inspectors shall issue a report (a “Consent Report”) to the corporation and the Consent Soliciting Shareholders stating: (i) number of shares subject to valid Consents; (ii) the number of shares subject to valid revocations of Consents; (iii) the number of shares subject to valid and unrevoked Consents; (iv) the number of shares subject to invalid Consents; (v) the number of shares subject to invalid revocations of Consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (vii) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).
(e)    As soon as practicable after a written request therefor by the corporation or a Consent Soliciting Shareholder (whichever is soliciting Consents), notice of which request shall be given to the corporation and any parties opposing the solicitation of Consents, if any, which request shall state that the corporation or the Consent Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Articles of Incorporation and these Bylaws, the inspectors shall issue and deliver to the corporation and the Consent Soliciting Shareholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the corporation nor the Consent Soliciting Shareholders may request a Preliminary Consent Report after the 70th day after the applicable Consent Record Date fixed pursuant to Section 2.05(c). Unless the corporation and the Consent Soliciting Shareholders shall agree to a shorter or longer period, the corporation and the Consent Soliciting Shareholders shall have two (2) Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.
(f)    If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) Business Days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Shareholders and either (i) the date that is two (2) Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) or (ii) the Cut-Off Date is not more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Shareholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c), and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the corporation or the Consent Soliciting Shareholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 7.02(e).
(g)    If the corporation or the Consent Soliciting Shareholders issue written notice to the inspectors and the corporation or the Consent Soliciting Shareholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) Business Days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Shareholders, then challenge session shall be scheduled by the inspectors as promptly as practicable, at which the corporation and the Consent Soliciting Shareholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) or (ii) the Completion Date is not more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Shareholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c), Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than seventy (70) days after the applicable Consent Record Date fixed pursuant to Section 2.05(c) and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the corporation or the Consent Soliciting Shareholders whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 7.02(e).
(h)    Simultaneously with the delivery of any Final Consent Report to the corporation pursuant to Section 7.02(f) or Section 7.02(g), the inspectors shall deliver all valid and unrevoked Consents to the corporation, which shall constitute delivery of such Consents to the corporation for purposes of Section 180.0704 of the Wisconsin Business Corporation Law and the

Articles of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of shareholders are recorded.
(i)    As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the corporation, all Consent Soliciting Shareholders notify the corporation and the inspectors in writing that such Consent Soliciting Shareholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the corporation.
ARTICLE VIII. SEAL
8.01    The Board of Directors may (but shall not be required to) provide a corporate seal.
ARTICLE IX. INDEMNIFICATION
9.01    Certain Definitions. The following capitalized terms (including any plural forms thereof) used in this Article IX shall be defined for purposes of this Article IX as follows:
(a)    “Authority” shall mean the persons or entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 9.04.
(b)    “Board” shall mean the entire then elected and serving Board of Directors of the Corporation, including without limitation all members thereof who are Parties to the subject Proceeding or any related Proceeding.
(c)    “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach or failure to perform those duties is determined, in accordance with Section 9.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.
(d)    “Corporation,” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation.
(e)    “Corporation Affiliate” shall include, without limitation, any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, whether domestic or foreign, that is an Affiliate (as defined in Section 1.04(d)(i) of these bylaws) of the Corporation.
(f)    “Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, (i) “Director or Officer” shall include a director or officer of a Subsidiary (whether or not otherwise serving as a Director or Officer), (ii) the term “employee benefit plan” as used in Section 180.0850(2)(c) of the Statute shall include an employee benefit plan sponsored, maintained or contributed to by a Subsidiary and (iii) it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of a Corporation Affiliate shall be so serving at the request of the Corporation.
(g)    “Disinterested Quorum” shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.
(h)    “Expenses” shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.
(i)    “Liability” shall mean and include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses.
(j)    “Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, the term “Party” shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.
(k)    “Proceeding” shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article IX, the term “Proceeding” shall include without limitation all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) involving any appeal from a Proceeding; and (iv) in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.
(l)    “Statute” shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.
(m)    “Subsidiary” shall mean any direct or indirect subsidiary of the Corporation as determined for financial reporting purposes, whether domestic or foreign.
9.02    Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.
9.03    Procedural Requirements.

(a)    A Director or Officer who seeks indemnification under Section 9.02 shall make a written request therefor to the Corporation. Subject to Section 9.03(b), within 60 days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 9.05).
(b)    No indemnification shall be required to be paid by the Corporation pursuant to Section 9.02 if, within such 60-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.
(c)    In case of nonpayment pursuant to Section 9.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 9.04, determine whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.
(d)     (i) If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such 60-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.
9.04    Determination of Indemnification.
(a)    If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section 9.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:
(i)    An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;
(ii)    A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article IX), such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules; or

(iii)    A court pursuant to and in accordance with Section 180.0854 of the Statute.
(b)    In any such determination by the selected Authority, there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.
(c)    The Authority shall make its determination within 60 days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.
(d)    If the Authority determines that indemnification is required hereunder, then the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 9.05), including interest thereon at a reasonable rate, as determined by the Authority, within 10 days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters involved in the subject Proceeding, then the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.
(e)    The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation, regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.
(f)    All Expenses incurred in the determination process under this Section 9.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.
9.05    Mandatory Allowance of Expenses.
(a)    The Corporation shall pay or reimburse from time to time or at any time, within 10 days after the receipt of the Director’s or Officer’s written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:
(b)    The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and
(c)    The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 9.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 9.04.

(d)    If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 9.05, then such Director or Officer shall not be required to pay interest on such amounts.
9.06    Indemnification and Allowance of Expenses of Certain Others.
(a)    The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of a Corporation Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Corporation Affiliate.
(b)    The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.
(c)    The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 9.06(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not a Director or Officer.
9.07    Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article IX.
9.08    Notice to the Corporation. A Director or Officer or an employee of the Corporation shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding that may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 9.04(a)).
9.09    Severability. If any provision of this Article IX shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article IX contravene public policy, then this Article IX shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the

Corporation’s intention to provide Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.
9.10    Nonexclusivity of Article IX. The rights of a Director or Officer or an employee of the corporation (or any other person) granted under this Article IX shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer or employee of the corporation (or such other person) may be entitled to under any written agreement, board resolution, vote of shareholders of the corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article IX shall be deemed to limit the corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director or Officer or an employee of the corporation under the Statute.
9.11    Contractual Nature of Article IX; Repeal or Limitation of Rights. This Article IX shall be deemed to be a contract between the Corporation and each Director or Officer and employee of the Corporation and any repeal or other limitation of this Article IX or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article IX with regard to acts, omissions or events arising prior to such repeal or limitation. If the Statute is amended to permit or require the Corporation to provide broader indemnification rights than this Article IX permits or requires, then this Article IX shall be automatically amended and deemed to incorporate such broader indemnification rights.
ARTICLE X. AMENDMENTS
10.01    By Shareholders. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.
10.02    By Directors. These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.
10.03    Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
ARTICLE XI. INTERPRETATION

11.01    Interpretation. Unless the context requires otherwise, all words used in these bylaws in the singular number extend to and include the plural, all words in the plural number extend to and include the singular, and all words in any gender extend to and include all genders.